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Exhibit 5.1

[LETTERHEAD]

June 16, 2010

Kinder Morgan Energy Partners, L.P.
500 Dallas Street, Suite 1000
Houston, Texas 77002

Ladies and Gentlemen:

        We have acted as counsel to Kinder Morgan Energy Partners, L.P. (the "Partnership"), a Delaware limited partnership, in connection with the proposed offering by the Partnership from time to time of the Partnership's common units representing limited partner interests (the "Common Units") and debt securities, whether senior or subordinated (collectively, the "Debt Securities"). The Partnership is filing with the Securities and Exchange Commission (the "Commission") an automatic registration statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Common Units and the Debt Securities. We have been asked by the Company to render this opinion.

        We have examined originals or copies of (a) the Indentures, each dated as of January 31, 2003 (collectively, the "Indentures"), by and between the Partnership and U.S. Bank National Association, as successor trustee to Wachovia Bank, National Association (the "Trustee"), pursuant to which the senior debt securities and the subordinated debt securities, as applicable, will be issued, (b) the Certificate of Limited Partnership of the Partnership, as amended to date, (c) the Third Amended and Restated Agreement of Limited Partnership of the Partnership, as amended to date, (d) certain resolutions adopted by the Board of Directors of Kinder Morgan Management, LLC (the "Company"), in the Company's capacity as the delegate of Kinder Morgan G.P., Inc., the general partner of the Partnership, and (e) such other documents and records as we have deemed necessary and relevant for the purposes hereof. In addition, we have relied on certificates of officers of the Company and of public officials and others as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. In the course of such examinations and investigations, we have assumed the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, the conformity to original documents and records of all documents and records submitted to us as copies, and the truthfulness of all statements of fact contained therein. We also have assumed the due execution and delivery of the Indentures by a duly authorized officer of the Trustee.

        Based on the foregoing and subject to the limitations, assumptions and qualifications set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

  1.
  the Partnership is validly existing and in good standing as a limited partnership under the laws of the State of Delaware;

  2.
  with respect to any Debt Securities offered pursuant to the Registration Statement (the "Offered Debt Securities"), the Offered Debt Securities have been duly authorized for issuance, and (subject to the Indentures being qualified under the Trust Indenture Act of 1939, as amended) when the terms thereof and of their respective issue and sale have been duly established and the Commission filing fee paid with respect thereto, and when the Offered Debt Securities have been duly executed by the Company and duly authenticated by the Trustee, upon the issuance and delivery thereof as contemplated by the Registration Statement, and upon receipt by the Partnership of the purchase price therefor, the Offered Debt Securities will be validly issued and legally binding obligations of the Partnership, entitled to the benefits of the applicable Indenture; and

  3.
  with respect to any Common Units offered pursuant to the Registration Statement (the "Offered Common Units"), the Offered Common Units have been duly authorized for issuance, and when the terms of their issue and sale have been duly established and the Commission filing fee paid with respect thereto, upon the issuance and delivery of the Common Units as contemplated by the Registration Statement, and upon receipt by the Partnership of the purchase price therefor, the Offered Common Units will be validly issued, fully paid and nonassessable.

        The foregoing opinion is based on and limited to applicable New York law, the Delaware Revised Uniform Limited Partnership Act and the Delaware Limited Liability Company Act, and we render no opinion with respect to the law of any other jurisdiction. The references to the Delaware Revised Uniform Limited Partnership Act and the Delaware Limited Liability Company Act in the preceding sentence include the referenced statutory provisions as well as all applicable provisions of the Delaware Constitution and the reported judicial cases interpreting those laws currently in effect.

        We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the references to our firm under the heading "Validity of the Securities" in the prospectus included in the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated by the Commission thereunder.

Very truly yours,
/s/ Bracewell & Giuliani LLP

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  Exhibit 5.1